Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	202.266.5876	Washington, D.C. 20037
	jacobsg@advisory.com	www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
FISCAL YEAR 2008 THIRD QUARTER RESULTS

Company Reports Quarterly Revenue of $55.9 Million and Contract Value Growth of 16%
Issues Guidance for Calendar Year 2008; Announces New Program Launch

WASHINGTON, D.C. — (February 5, 2008) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the third quarter of its fiscal year ending March 31, 2008. Revenue for the quarter increased 15% to $55.9 million, from $48.6 million in the third quarter of fiscal 2007. Net income was $7.9 million, or $0.42 per diluted share, compared to $6.5 million, or $0.34 per diluted share, for the same period a year ago. Contract value grew 16% to $225.4 million as of December 31, 2007, up from $194.1 million as of December 31, 2006.

For the nine months ended December 31, 2007, revenue increased 15% to $161.0 million, from $139.5 million for the nine months ended December 31, 2006. Net income for the nine months ended December 31, 2007 was $23.5 million, or $1.25 per diluted share, compared to $20.2 million, or $1.03 per diluted share, for the same period a year ago.

To analyze results on a comparable basis to periods prior to the implementation of SFAS No. 123R, the Company’s management uses and is providing adjusted financial results, including adjusted net income and earnings per diluted share, that exclude share-based compensation expense. Adjusted net income for the third quarter of fiscal year 2008 was $10.3 million, up from $8.5 million for the third quarter of fiscal year 2007. Adjusted earnings per diluted share for the third quarter of fiscal year 2008 increased 25% to $0.55, from $0.44 in the same quarter of the prior year. See the “Reconciliation of Non-GAAP Financial Measures” section below for a reconciliation of the Company’s adjusted financial results with the results presented in accordance with generally accepted accounting principles (“GAAP”).

Frank Williams, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “We are very pleased with our financial results for the quarter and for the calendar year. Our strong revenue performance and 16% growth in contract value illustrate the continued market attachment to our model of providing proven best practices to address the complexity inherent in today’s healthcare and education fields. Across the quarter, we saw consistent demand for our membership programs, driven by our cutting-edge research agendas, heavy member utilization of program services and analytical tools, and the continued impact we are having on our members’ most important issues. We continue to see a favorable market environment for renewals, cross-selling and new program launches, which are the primary growth drivers of our business.”

Williams added, “I am also pleased today to announce the launch of the University Provost Program, our second program in the education vertical. The University Provost Program is a renewable membership program that provides best practice research, peer networking, and tools to help Provosts better manage university operations, set institutional priorities, and measure and improve performance. Provost feedback has been very positive about our ability to provide proven best practices to assist with today’s difficult issues in higher education, such as the continued push to demonstrate academic outcomes, increased competition for research funding, and the challenge of faculty recruitment and retention. As always, we have established a strong charter membership for the program, including Duke University, College of William and Mary, Dartmouth College, New York University, University of North Carolina, University of California, Washington University, and University of Illinois. The group has provided valuable input regarding the design of the program and its inaugural research agenda. With this initial cohort of progressive institutions, we have established a strong foundation for the future growth and success of the program.”

Outlook for Calendar Year 2008

Although the Company operates on a fiscal year ending March 31, 2008, the following statements summarize the Company’s guidance for calendar year 2008. For the twelve months ending December 31, 2008, the Company estimates revenue of approximately $243.0 million. For calendar year 2008, the Company estimates GAAP income from operations of approximately $45.7 million, compared to $39.7 million for calendar year 2007. The Company estimates GAAP earnings per diluted share of approximately $1.86 for calendar year 2008, compared to $1.63 for calendar year 2007. Included in the calendar year 2008 income from operations and earnings per diluted share estimates is approximately $0.49 to $0.52 of share-based compensation and related expense. The Company expects an effective income tax rate of approximately 33.3% for calendar year 2008. For the quarter ending March 31, 2008, the Company estimates revenue of approximately $57.9 million and GAAP earnings per diluted share of approximately $0.46.

Share Repurchase

During the three months ended December 31, 2007, the Company repurchased 156,190 shares of its common stock at a total cost of approximately $10.0 million. To date, the Company has repurchased 4,312,627 shares of its common stock at a total cost of approximately $195.9 million. Repurchases will continue to be made from time to time in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company intends to fund its share repurchases with cash on hand and cash generated from operations. At December 31, 2007, the Company had approximately $171.8 million in cash and marketable securities and no debt.

Web and Conference Call Information

The Company will hold a live conference call to discuss its fiscal year 2008 third quarter news release this evening, February 5, 2008, at 6:00 p.m. Eastern Standard Time. The conference call will be available via live audio webcast on the Company’s web site at www.advisoryboardcompany.com in the section entitled “The Firm” found under the tab “Investor Relations.” To participate by telephone, the dial-in number is 888.873.4896 and the access code is 20590693. Please be advised to dial-in at least five minutes prior to the call to register. The webcast will be archived for seven days: from 8:00 p.m. Tuesday, February 5, until 8:00 p.m. Tuesday, February 12, 2008.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis primarily to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete programs to a membership of more than 2,600 hospitals, health systems, pharmaceutical and biotech companies, health care insurers, medical device companies, and universities in the United States. Each program typically charges a fixed annual fee and provides members with such services as best practice research reports, executive education, on-line analytical tools, and other supporting research services.

THE ADVISORY BOARD COMPANY
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Selected
	December 31,		Growth
	2007	2006	Rates
Financial Highlights (GAAP, as reported) Revenues	$55,912	$48,611	15.0%
Cost of services	$26,107	$23,334
Member relations and marketing	$11,869	$10,562
General and administrative	$6,754	$5,938
Income from operations	$10,234	$8,215
Net income	$7,912	$6,545	20.9%
Basic earnings per share	$0.44	$0.35	25.7%
Diluted earnings per share	$0.42	$0.34	23.5%
Weighted average common shares outstanding Basic	18,090	18,694
Diluted	18,871	19,461
Financial Highlights (Adjusted) (1) Adjusted cost of services	$24,631	$22,293
Adjusted member relations and marketing	$11,168	$9,859
Adjusted general and administrative	$5,351	$4,770
Adjusted income from operations	$13,814	$11,127	24.1%
Adjusted net income	$10,300	$8,469	21.6%
Adjusted diluted earnings per share	$0.55	$0.44	25.0%
Diluted weighted average common shares outstanding	18,871	19,461
Adjusted percentages of revenues (1) Adjusted cost of services	44.1%	45.9%
Adjusted member relations and marketing	20.0%	20.3%
Adjusted general and administrative	9.6%	9.8%
Adjusted income from operations	24.7%	22.9%
	Nine Months Ended		Selected
	December 31,		Growth

	2007	2006	Rates

Financial Highlights (GAAP, as reported) Revenues	$161,045	$139,543	15.4%
Cost of services	$74,775	$65,824
Member relations and marketing	$33,654	$29,808
General and administrative	$19,457	$17,015
Income from operations	$30,561	$25,439
Net income	$23,529	$20,217	16.4%
Basic earnings per share	$1.30	$1.07	21.5%
Diluted earnings per share	$1.25	$1.03	21.4%
Weighted average common shares outstanding Basic	18,097	18,818
Diluted	18,825	19,554
Financial Highlights (Adjusted) (1) Adjusted cost of services	$70,995	$62,693
Adjusted member relations and marketing	$31,530	$27,721
Adjusted general and administrative	$14,918	$13,068
Adjusted income from operations	$41,004	$34,604	18.5%
Adjusted net income	$30,497	$26,276	16.1%
Adjusted diluted earnings per share	$1.62	$1.34	20.9%
Diluted weighted average common shares outstanding	18,825	19,554
Adjusted percentages of revenues (1) Adjusted cost of services	44.1%	44.9%
Adjusted member relations and marketing	19.6%	19.9%
Adjusted general and administrative	9.3%	9.4%
Adjusted income from operations	25.5%	24.8%

(1)	In order to allow investors to assess results on a basis consistent with those used by management, the tables below under “Reconciliation of Non-GAAP Financial Measures” reconcile GAAP to adjusted amounts for the three and nine months ended December 31, 2007 and 2006. Adjusted results exclude the share-based compensation expense recognized by the Company in accordance with SFAS No. 123R. Adjusted results include the employer taxes paid in connection with the exercise of employee stock options of $70,000 and $283,000 for the three and nine months ended December 31, 2007, respectively, and $58,000 and $206,000 for the three and nine months ended December 31, 2006, respectively.

Reconciliation of Non-GAAP Financial Measures

The Company believes its calculations of adjusted results to exclude share-based compensation expense provide additional information about the Company’s operating performance. The Company’s management uses the adjusted presentations to evaluate operating results on a basis that is comparable to that used for periods prior to implementation of SFAS No. 123R and provides such information publicly to assist in comparisons to prior periods. For historical results, a reconciliation between results as adjusted and in conformity with GAAP is shown in the attached schedule. Because adjusted financial results are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

Adjusted financial results are not measures of financial performance under GAAP and should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of the Company’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. Management compensates for this aspect of the non-GAAP financial measures by separately evaluating its share-based compensation arrangements.

THE ADVISORY BOARD COMPANY
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2007
		Share-based
Financial statement descriptions	GAAP, as reported	compensation	Adjusted
Cost of services	$26,107	$(1,476)	$24,631
Member relations and marketing	$11,869	$(701)	$11,168
General and administrative	$6,754	$(1,403)	$5,351
Income from operations	$10,234	$3,580	$13,814
Net income	$7,912	$2,388	$10,300
Diluted earnings per share	$0.42	$0.13	$0.55
	Three Months Ended December 31, 2006

		Share-based
Financial statement descriptions	GAAP, as reported	compensation	Adjusted

Cost of services	$23,334	$(1,041)	$22,293
Member relations and marketing	$10,562	$(703)	$9,859
General and administrative	$5,938	$(1,168)	$4,770
Income from operations	$8,215	$2,912	$11,127
Net income	$6,545	$1,924	$8,469
Diluted earnings per share	$0.34	$0.10	$0.44
	Nine Months Ended December 31, 2007

		Share-based
Financial statement descriptions	GAAP, as reported	compensation	Adjusted

Cost of services	$74,775	$(3,780)	$70,995
Member relations and marketing	$33,654	$(2,124)	$31,530
General and administrative	$19,457	$(4,539)	$14,918
Income from operations	$30,561	$10,443	$41,004
Net income	$23,529	$6,968	$30,497
Diluted earnings per share	$1.25	$0.37	$1.62
	Nine Months Ended December 31, 2006

		Share-based
Financial statement descriptions	GAAP, as reported	compensation	Adjusted

Cost of services	$65,824	$(3,131)	$62,693
Member relations and marketing	$29,808	$(2,087)	$27,721
General and administrative	$17,015	$(3,947)	$13,068
Income from operations	$25,439	$9,165	$34,604
Net income	$20,217	$6,059	$26,276
Diluted earnings per share	$1.03	$0.31	$1.34

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on information available to the Company as of February 5, 2008, the date of this news release, as well as the Company’s current projections, forecasts and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the dependence on renewal of membership-based services, dependence on key personnel, the need to attract and retain qualified personnel, management of growth, new product development, competition, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, the impact on our financials associated with some of our newer programs that are more dependent upon technology, share-based compensation expense under SFAS No. 123R including the effect of the amount, type and timing of future stock-based compensation grants, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Company’s website at www.advisoryboardcompany.com in the “Investor Relations” section and at the SEC’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-Q for the quarter ended December 31, 2007, which will be filed with the SEC in February 2008.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this press release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise. You should, however, consult any further disclosures the Company may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

# # #

	THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)
	Three Months Ended		Selected	Nine Months Ended		Selected
	December 31,		Growth	December 31,		Growth
	2007	2006	Rates	2007	2006	Rates
Statements of Operations
Revenues	$55,912	$48,611	15.0%	$161,045	$139,543	15.4%

Cost of services	26,107	23,334		74,775	65,824
Member relations and marketing	11,869	10,562		33,654	29,808
General and administrative	6,754	5,938		19,457	17,015
Depreciation	948	562		2,598	1,457
Income from operations	10,234	8,215		30,561	25,439
Interest income	1,629	1,686		4,720	5,145
Income before
provision for income
taxes	11,863	9,901	19.8%	35,281	30,584	15.4%
Provision for income taxes	3,951	3,356		11,752	10,367
Net income	$7,912	$6,545	20.9%	$23,529	$20,217	16.4%

Earnings per share
Basic	$0.44	$0.35		$1.30	$1.07
Diluted	$0.42	$0.34	23.5%	$1.25	$1.03	21.4%
Weighted average common shares outstanding
Basic	18,090	18,694		18,097	18,818
Diluted	18,871	19,461		18,825	19,554
Contract Value (at end of period)	$225,429	$194,077	16.2%
Percentages of Revenues
Cost of services	46.7%	48.0%		46.4%	47.2%
Member relations and marketing	21.2%	21.7%		20.9%	21.4%
General and administrative	12.1%	12.2%		12.1%	12.2%
Depreciation and loss on disposal of assets	1.7%	1.2%		1.6%	1.0%
Income from operations	18.3%	16.9%		19.0%	18.2%
Net income	14.2%	13.5%		14.6%	14.5%

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	March 31,
	2007	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,068	$13,195
Marketable securities	10,675	12,718
Membership fees receivable, net	93,313	57,671
Prepaid expenses and other current assets	3,777	3,123
Deferred income taxes	18,630	21,673
Total current assets	155,463	108,380
Fixed assets, net	20,974	17,421
Intangible assets, net	1,117	1,011
Goodwill	5,426	5,426
Deferred incentive compensation and other charges	22,827	13,857
Deferred income taxes, net of current portion	3,114	6,629
Marketable securities	132,046	133,450
Total assets	$340,967	$286,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$142,096	$114,069
Accounts payable and accrued liabilities	24,611	18,721
Accrued incentive compensation	10,069	10,608
Total current liabilities	176,776	143,398
Long-term deferred revenues	10,187	2,925
Other long-term liabilities	1,528	1,387
Total liabilities	188,491	147,710

Stockholders’ equity:
Common stock	214	208
Additional paid-in capital	210,027	181,380
Retained earnings	104,491	80,962
Accumulated elements of comprehensive income	472	(1,156)
Treasury stock	(162,728)	(122,930)
Total stockholders’ equity	152,476	138,464

Total liabilities and stockholders’ equity	$340,967	$286,174

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Nine Months Ended December 31,
	2007	2006
Cash flows from operating activities:
Net income	$23,529	$20,217
Adjustments to reconcile net income to net cash provided by
operating activities -
Depreciation	2,598	1,457
Amortization of intangible assets	188	143
Deferred income taxes	11,032	9,417
Excess tax benefits from share-based payments	(5,377)	(4,905)
Share-based compensation expense	10,443	9,165
Amortization of marketable securities premiums	716	732
Changes in operating assets and liabilities:
Member fees receivable	(35,642)	(35,185)
Prepaid expenses and other current assets	(654)	142
Deferred incentive compensation and other charges	(8,970)	(3,375)
Deferred revenues	35,289	26,901
Accounts payable and accrued liabilities	5,890	2,222
Accrued incentive compensation	(539)	1,459
Other liabilities	141	876

Net cash flows provided by operating activities	38,644	29,266

Cash flows from investing activities:
Purchases of property and equipment	(6,151)	(5,954)
Capitalized software development costs	(294)	(320)
Cash paid for acquisition, net of cash acquired	—	(895)
Redemption of marketable securities	31,605	11,500
Purchases of marketable securities	(26,345)	(9,500)
Net cash flows used in investing activities	(1,185)	(5,169)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	12,504	3,671
Proceeds on issuance of stock under employee stock purchase plan	331	316
Excess tax benefits from share-based compensation arrangements	5,377	4,905
Purchases of treasury stock	(39,798)	(32,235)
Net cash flows used in financing activities	(21,586)	(23,343)

Net increase in cash and cash equivalents	15,873	754
Cash and cash equivalents, beginning of period	13,195	21,678
Cash and cash equivalents, end of period	$29,068	$22,432